UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2022

Crescent Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 337-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Introductory Note

On March 30, 2022 (the “Closing Date”), Crescent Energy Company (NYSE: CRGY) (the “Company”) consummated the previously announced acquisition contemplated by the Membership Interest Purchase Agreement (the “Purchase Agreement”) dated February 15, 2022, by and among Javelin VentureCo, LLC (the “Purchaser”), a subsidiary of the Company, Crescent Energy OpCo LLC, a Delaware limited liability company (“Opco”), and Verdun Oil Company II LLC, a Delaware limited liability company (the “Seller”), pursuant to which the Purchaser agreed to purchase from Seller all of the issued and outstanding membership interests (the “Purchased Interests”) of Javelin Uinta, LLC, a Texas limited liability company and wholly-owned subsidiary of the Seller that holds certain exploration and production assets located in the State of Utah (“UtahCo” and, such transactions contemplated by the Purchase Agreement, collectively, the “Transaction”).

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to the Existing Credit Agreement

On the Closing Date, in connection with the Transaction, the Company entered into (i) that certain Second Amendment to Credit Agreement (the “Credit Agreement Second Amendment”) and (ii) that certain Third Amendment to Credit Agreement (the “Credit Agreement Third Amendment” and, together with the Credit Agreement Second Amendment, the “Credit Agreement Amendments”), which, in each case, amended the Company’s existing Credit Agreement, dated as of May 6, 2021 (the “Existing Credit Agreement” and, the Existing Credit Agreement as amended by the Credit Agreement Amendments, the “Amended Credit Agreement”), by and among the Company, certain subsidiaries of the Company as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto from time to time. The Credit Agreement Amendments increase aggregate elected commitment amounts under the Amended Credit Agreement from $700 million to $1.3 billion and increase the aggregate maximum credit amount from $1.5 billion to $3.0 billion. The borrowing base under the Amended Credit Agreement was also increased to $1.8 billion. Under the Amended Credit Agreement, availability under the facility will equal $1.3 billion, that is, the least of the aggregate elected commitments of the lenders, the aggregate maximum credit amount of the lenders and the borrowing base.

The Credit Agreement Amendments amend the Existing Credit Agreement to provide for, among other things, (i) the addition of the subsidiaries the Company acquired in the Transaction as guarantors under the Amended Credit Agreement, (ii) the addition of customary LIBOR replacement language, including, replacement of the LIBOR-based pricing grid in the Existing Credit Agreement with pricing based on the secured overnight financing rate (“SOFR”) and revising the applicable margin so that loans under the Amended Credit Agreement will be priced based on SOFR plus 2.85% to 3.85% or an adjusted base rate plus 2.75% to 3.75%, in each case, based on utilization of the credit facility and (iii) provisions permitting the Company to incur up to $500 million of junior debt without triggering a reduction of the borrowing base under the Amended Credit Agreement and requiring up to $300 million of such debt to be used to prepay loans outstanding under the Amended Credit Agreement until the borrowing base is redetermined on or around October 1, 2022 in accordance with the Amended Credit Agreement.

The foregoing description of the Credit Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement Amendments, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description of the Transaction set forth under “Introductory Note” above is incorporated herein by reference.

In accordance with the Purchase Agreement, the Seller received an aggregate consideration of approximately $815,000,000 in cash and the assumption of certain hedges, subject to certain customary purchase price adjustments set forth in the Purchase Agreement. Upon execution of the Purchase Agreement, and pursuant to an escrow agreement among the

Purchaser, the Seller and an escrow agent. the Purchaser deposited with the escrow agent a cash deposit (the “Deposit”) equal to five percent (5%) of the Unadjusted Purchase Price (as defined in the Purchase Agreement) to assure the Purchaser’s performance of its obligations to consummate the transaction. On the Closing Date, Purchaser additionally deposited with the escrow agent the difference between ten percent (10%) of the Unadjusted Purchase Price and the Deposit, which escrow funds, combined with the Deposit previously funded, will be used to assure Seller’s performance of certain of its post-closing obligations The purchase price was funded by borrowings under the Amended Credit Agreement.

On the Closing Date, the Company completed the Transaction pursuant to the terms of the Purchase Agreement. Under the Federal Trade Commission (“FTC”) consent order issued in connection with the Transaction, the Company will be required to obtain prior approval from the FTC (i) to sell the Divestiture Assets (as defined in the consent order) for a period of three years from the Closing Date and (ii) thereafter, to sell the Divestiture Assets to a Relevant Area Producer (as defined in the consent order) for a period of seven years.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 16, 2022 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 Entry Into a Material Agreement — Amendments to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On March 30, 2022, the Company issued a press release announcing the completion of the previously announced Transaction. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

10.1*	Second Amendment to Credit Agreement, dated March 30, 2022, by and among Crescent Energy Company, certain subsidiaries of Crescent Energy Company, as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto.

10.2*	Third Amendment to Credit Agreement, dated March 30, 2022, by and among Crescent Energy Company, certain subsidiaries of Crescent Energy Company, as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto.

99.1	Press release, dated March 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CRGY has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT ENERGY COMPANY

April 5, 2022	By:	/s/ Bo Shi
	Name:	Bo Shi
	Title:	General Counsel